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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of Beverly Enterprises, Inc. of our report dated April 26, 1994 relating to the financial statements of American Transitional Hospitals, Inc. which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."



PRICE WATERHOUSE LLP


Nashville, Tennessee
August 3, 1994